Exhibit 99.1

NCI Building Systems Reports First Quarter Fiscal 2012 Results

— Revenues Increased 28% to $244 Million; Volume Was Up 14% —

— Adjusted EBITDA Was Up 383% to $12 Million —

— All Three Business Units Posted Substantial

Growth in Revenues and Operating Profits —

— Bookings Grew 16%; Backlog Increased to $222 Million —

HOUSTON, March 6, 2012/PRNewswire/ — NCI Building Systems, Inc. (NYSE: NCS) today reported financial results for the first quarter ended January 29, 2012.

First Quarter 2012 Financial Results

“This was our best first quarter performance since 2008 and represents an excellent start to fiscal 2012,” commented Norman C. Chambers, Chairman, President and Chief Executive Officer. “We achieved double-digit revenue growth in each of our business segments, driven by higher volumes, firmer prices and excellent execution. Significant operating leverage, resulting from the efficiencies gained in our manufacturing, engineering and supply chain operations over the last several years, led to substantial increase in adjusted EBITDA and a positive swing in operating income of $18 million for the quarter. Our companywide 14% volume increase reflected improved demand from certain sectors of our addressable market and mild weather conditions that resulted in some shipment pull-through, benefiting first quarter results. Our volume growth compared favorably with the 5.4% decline in new starts in the nonresidential construction market measured in square feet, as reported by McGraw Hill.”

“Each of our three business segments grew faster than their respective markets, taking advantage of opportunities to capture additional business, broaden end markets and extend geographical reach. Revenue growth was again led by our Buildings group, which posted a 38% increase in sales, and its first quarter bookings were 16% above the comparable year-ago period. Backlog at the end of the quarter reached $222 million, up 3.2% sequentially and 8.4% year-over-year. Similar to recent quarters, the rate of converting backlog into production was approximately 30% faster than the same period of 2010. This reflected the greater proportion of “book for production” projects in our backlog and our progress in shortening delivery times.”

“Operating profitability increased substantially from last year’s first quarter at each of our business segments, where higher volumes and ongoing efficiencies resulted in double-digit declines in engineering, selling, general and administrative (ESG&A) costs per ton,” Mr. Chambers said.

For the first quarter, sales were $243.6 million, up 28% from the $190.1 million reported in last year’s first quarter. The gross profit margin was 22%, compared to 17.6% in the year-ago first quarter.

Engineering, selling, general and administrative expenses were $49.3 million, or 20.3% of revenues, compared to $47.7 million, or 25.1% of revenues, in last year’s first quarter. The Company reported an operating profit of $4.3 million, a significant improvement over the adjusted operating loss of $12.8 million incurred in the comparable 2011 period. Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and cash and other non-cash items, in accordance with the Company’s bank credit agreement, was $12.4 million compared to negative $4.4 million in last year’s first quarter.

For the first quarter of 2012, the Company reported net income of $589,000. Including the accrual of preferred stock dividends and accretion of $6.6 million and a non-cash beneficial conversion feature charge of $4 million, the net loss applicable to common shares was $10 million. In last year’s first quarter, the Company incurred a net loss of $12.7 million and a net loss applicable to common shares of $20.7 million, which included the accrual of preferred stock dividends and accretion of $6.2 million and a non-cash beneficial conversion feature charge of $1.8 million.

The adjusted loss per diluted common share, excluding the non-cash beneficial conversion charge and other special items, was $0.32; the reported net loss per diluted share was $0.54. This compares to an adjusted net loss per diluted share of $0.99 and a reported net loss per diluted share of $1.14 in last year’s first quarter. The weighted average number of common shares used in the calculation of first quarter 2012 per share amounts was 18.7 million compared to 18.1 million last year.

Inventory levels increased 22.3% over the same period of the prior year to $102.1 million, reflecting approximately 10% more volume to support the increased activity levels and approximately 12% higher raw material unit costs. Annualized inventory turnover was 7.9 turns for the first quarter compared to 7.5 turns year-over-year and 8.9 turns sequentially.

Capital expenditures were $5.8 million; net cash from operating activities was negative $4.2 million.

First Quarter Segment Performance

The Company reported an operating profit of $4.3 million, which is a significant improvement over the adjusted operating loss of $12.8 million incurred in the comparable period of the prior year.

“Each of our three business segments contributed to the strong improvement in operating results in the 2012 first quarter,” Mr. Chambers said.

Third-party revenues for the Coatings group increased 18% year-over-year, reflecting its continued success in opening and penetrating new end markets. The group’s geographic reach, will be further enhanced when the new Middletown coating facility becomes operational in 2013. Operating income increased 54%, reflecting higher volumes from both external and intersegment demand and the benefits of ongoing efficiency enhancements.

The Components group’s third-party revenues increased 18% in the first quarter as compared to the year-ago period, benefiting from improved demand from certain manufacturing sectors and growth in new products, particularly insulated metal panels. Operating income of $5.5 million increased significantly due to the higher activity levels and reduced operating costs this quarter. This performance represents substantial improvement as compared to a very difficult first quarter last year, when the segment was only modestly profitable.

The Buildings group’s third-party revenues increased 38% year-over-year, and operating profit was $7.6 million, representing a $12.8 million improvement over the prior year’s adjusted loss. This significant turnaround reflected revenue benefits from improved demand in the manufacturing, warehousing and energy sectors of the market and recognition of our value-add to builders and profitability improvement from the production efficiencies that we continue to achieve.

Market Commentary

In the first quarter of our fiscal 2012, low-rise nonresidential construction activity measured in square feet declined 6.4% from the comparable period in fiscal 2011, as reported by McGraw-Hill.

The American Institute of Architect’s Architectural Billing Index published for January 2012 was 50.9 and the commercial and industrial component of the Index remained above 50 for the fifth consecutive month.

McGraw-Hill is currently forecasting that nonresidential construction activity measured in square feet will be 2% higher in calendar 2012 compared to calendar 2011. McGraw-Hill projects CY 2012 square footage at 685 million, up from 673 million in 2011, with most of the increase taking place in the second half of the calendar year.

Summary and Outlook

“Our strong first quarter performance has set the stage for a fiscal 2012 first half that will show a marked improvement over the similar period in fiscal 2011 across key financial metrics, including revenues, Adjusted EBITDA, and operating income. This will all occur despite the lack of a meaningful recovery in business conditions in the nonresidential construction market. The progress we are making is being driven by the ability of each of our business units to capitalize on the modest uptick in demand from certain market sectors, develop new products and enter new markets, and reduce our costs per ton through the cumulative effects of our ongoing efficiency programs,” Mr. Chambers said.

“We expect to enter the seasonally stronger second half of fiscal 2012 in an excellent position to benefit from the modest improvement in demand from our end markets that is projected by industry analysts,” Mr. Chambers concluded.

The NCI Building Systems, Inc. first quarter conference call is scheduled for March 6, 2012, at 5:00 PM ET. Please call 1-412-858-4600 to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company’s website at www.ncilp.com. To access the taped replay, please dial 1-412-317-0088 and the passcode 10009517# when prompted. The Webcast archive and taped replay will both be available two hours after the call through March 13, 2012.

NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act. These statements and other statements identified by words such as “believe,” “guidance,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, as a result, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; financial crises or fluctuations in the U.S. and abroad; changes in laws or regulations; and the volatility of the Company’s stock price. The Company’s SEC filings, including our most recent reports on Form 10-K, particularly under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2011, identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. NCI expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	For the Three Months Ended
	January 29,	January 30,
	2012	2011
Sales	$243,603	$190,086
Cost of sales	189,981	156,541

Gross profit	53,622	33,545
	22.0%	17.6%
Engineering, selling, general and administrative expenses	49,337	47,681

Income (loss) from operations	4,285	(14,136)

Interest income	28	47
Interest expense	(3,324)	(4,224)
Other income, net	26	579

Income (loss) before income taxes	1,015	(17,734)
Provision (benefit) for income taxes	426	(5,009)

	42.0%	28.2%

Net income (loss)	$589	$(12,725)
Convertible preferred stock dividends and accretion	6,608	6,230
Convertible preferred stock beneficial conversion feature	4,020	1,786

Net loss applicable to common shares	$(10,039)	$(20,741)

Loss per common share:
Basic	$(0.54)	$(1.14)
Diluted	$(0.54)	$(1.14)

Weighted average number of common shares outstanding:
Basic	18,693	18,149
Diluted	18,693	18,149

Increase in sales	28.2%

Gross profit percentage	22.0%	17.6%

Engineering, selling, general and administrative expenses percentage	20.3%	25.1%

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	January 29,	October 30,
	2012	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$66,706	$78,982
Restricted cash	2,837	2,836
Accounts receivable, net	79,722	95,381
Inventories, net	102,055	88,531
Deferred income taxes	20,168	20,405
Income tax receivable	1,123	1,272
Prepaid expenses and other	14,916	14,847
Investments in debt and equity securities, at market	4,228	4,483
Assets held for sale	4,875	4,874

Total current assets	296,630	311,611

Property plant and equipment, net	208,659	208,514
Goodwill	5,200	5,200
Intangible assets, net	23,739	24,254
Other assets	10,387	11,575

Total assets	$544,615	$561,154

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Note payable	$—	$292
Accounts payable	79,322	88,158
Accrued compensation and benefits	30,320	34,616
Accrued interest	346	1,309
Other accrued expenses	47,031	49,668

Total current liabilities	157,019	174,043

Long-term debt	130,199	130,699
Deferred income taxes	7,378	7,312
Other long-term liabilities	10,076	10,081

Total long-term liabilities	147,653	148,092

Series B cumulative convertible participating preferred stock	280,558	273,950

Redeemable common stock	179	759

Common stock	924	924
Additional paid-in capital	233,148	237,244
Accumulated deficit	(266,307)	(266,896)
Accumulated other comprehensive loss	(5,579)	(5,485)
Treasury stock, at cost	(2,980)	(1,477)

Total stockholders’ deficit	(40,794)	(35,690)

Total liabilities and stockholders’ deficit	$544,615	$561,154

NCI BUILDING SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	January 29, 2012	January 30, 2011
Cash flows from operating activities:
Net income (loss)	$589	$(12,725)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	7,371	8,449
Share-based compensation expense	1,972	1,685
(Gain) loss on sale of property, plant and equipment	2	(18)
Provision for doubtful accounts	(6)	457
Provision (benefit) from deferred income taxes	292	(5,035)
Changes in working capital:
Accounts receivable	15,204	19,523
Inventories	(13,524)	(2,062)
Income tax receivable	174	366
Prepaid expenses and other	591	(642)
Accounts payable	(8,836)	(6,990)
Accrued expenses	(7,987)	(2,892)
Other, net	(47)	(448)

Net cash used in operating activities	(4,205)	(332)

Cash flows from investing activities:
Capital expenditures	(5,770)	(2,247)
Proceeds from sale of property, plant and equipment	25	41

Net cash used in investing activities	(5,745)	(2,206)

Cash flows from financing activities:
Decrease of restricted cash	(1)	(2)
Excess tax benifits from share-based compensation arrangements	—	464
Payment of cash dividends on Convertible Preferred Stock	—	(5,550)
Payments on term loan	(500)	(2,750)
Payments on note payable	(292)	(289)
Payment of financing costs	(25)	(50)
Purchase of treasury stock	(1,503)	(1,478)

Net cash used in financing activities	(2,321)	(9,655)

Effect of exchange rate changes on cash and cash equivalents	(5)	(10)

Net decrease in cash and cash equivalents	(12,276)	(12,203)

Cash and cash equivalents at beginning of period	78,982	77,419

Cash and cash equivalents at end of period	$66,706	$65,216

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

(Unaudited)

(In thousands)

	Three Months Ended		Three Months Ended		$	%
	January 29, 2012		January 30, 2011		Inc/(Dec)	Change
		% of		% of
		Total Sales		Total Sales
Sales:
Metal coil coating	$49,083	16	$42,274	18	$6,809	16.1%
Metal components	105,752	36	90,305	39	15,447	17.1%
Engineered building systems	140,298	48	101,412	43	38,886	38.3%

Total sales	295,133	100	233,991	100	61,142	26.1%
Less: Intersegment sales	51,530	17	43,905	19	7,625	17.4%

Total net sales	$243,603	83	$190,086	81	$53,517	28.2%

		% of		% of
		Total Sales		Total Sales
Operating income (loss):
Metal coil coating	$5,302	11	$3,444	8	$1,858	53.9%
Metal components	5,541	5	353	0	5,188	1469.7%
Engineered building systems	7,596	5	(5,410)	(5)	13,006	240.4%
Corporate	(14,154)	—	(12,523)	—	(1,631)	-13.0%

Total operating income (loss) (% of net sales)	$4,285	2	$(14,136)	(7)	$18,421	130.3%

NCI BUILDING SYSTEMS, INC.

BUSINESS SEGMENTS

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS) EXCLUDING SPECIAL CHARGES

For the Three Months Ended January 29, 2012 and January 30, 2011

(Unaudited)

(In thousands)

	For the Three Months Ended January 29, 2012
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$5,302	$5,541	$7,596	$(14,154)	$4,285
Pre-acquisition contingency adjustment	—	—	—	—	—
Increase in actuarial determined general liability self-insurance reserve	—	—	—	—	—

“Adjusted” operating income (loss) (1)	$5,302	$5,541	$7,596	$(14,154)	$4,285

	For the Three Months Ended January 30, 2011
	Metal Coil Coating	Metal Components	Engineered Building Systems	Corporate	Consolidated
Operating income (loss), GAAP basis	$3,444	$353	$(5,410)	$(12,523)	$(14,136)
Pre-acquisition contingency adjustment	—	—	252	—	252
Increase in actuarial determined general liability self-insurance reserve	—	1,101	—	—	1,101

“Adjusted” operating income (loss) (1)	$3,444	$1,454	$(5,158)	$(12,523)	$(12,783)

(1)	The Company discloses a tabular comparison of “Adjusted” operating income (loss), which is a non-GAAP measure because it is instrumental in comparing the results from period to period. “Adjusted” operating income (loss) should not be considered in isolation or as a substitute for operating income (loss) as reported on the face of our consolidated statement of operations.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND OTHER NONCASH ITEMS (“ADJUSTED EBITDA”)

(Unaudited)

(In thousands)

	2nd Qtr May 1, 2011	3rd Qtr July 31, 2011	4th Qtr October 30, 2011	1st Qtr January 29, 2012	Trailing 12 Months January 29, 2012
Net income (loss)	$(3,229)	$2,593	$3,411	$589	$3,364
Add:
Depreciation and amortization	7,187	7,187	6,753	6,158	27,285
Consolidated interest expense, net	3,870	3,864	3,685	3,296	14,715
Provision (benefit) for income taxes	(1,786)	—	398	426	(962)
Non-cash charges:
Stock-based compensation	1,671	1,776	1,776	1,972	7,195
Asset impairments (recoveries)	—	(93)	1,214	—	1,121
Embedded derivative	(6)	(6)	(6)	(5)	(23)
Pre-acquisition contingency adjustment	—	—	—	—	—
Cash restructuring charges (recoveries)	—	(575)	283	—	(292)

Adjusted EBITDA (1)	$7,707	$14,746	$17,514	$12,436	$52,403

	2nd Qtr May 2, 2010	3rd Qtr August 1, 2010	4th Qtr October 31, 2010	1st Qtr January 30, 2011	Trailing 12 Months January 30, 2011
Net loss	$(7,656)	$(3,299)	$(5,436)	$(12,725)	$(29,116)
Add:
Depreciation and amortization	7,480	7,457	7,309	7,236	29,482
Consolidated interest expense, net	4,670	4,392	4,258	4,177	17,497
Benefit from income taxes	(5,536)	(221)	(1,794)	(5,009)	(12,560)
Non-cash charges:
Stock-based compensation	1,403	1,374	1,375	1,685	5,837
Asset impairments (recoveries)	(116)	(64)	221	—	41
Embedded derivative	(4)	(7)	(7)	(7)	(25)
Pre-acquisition contingency adjustment	—	—	178	252	430
Cash restructuring charges	829	551	1,628	—	3,008
Transaction costs	—	—	(250)	—	(250)

Adjusted EBITDA (1)	$1,070	$10,183	$7,482	$(4,391)	$14,344

(1)	On October 20, 2009, the Company amended and restated its Term Note facility which defines adjusted EBITDA. Adjusted EBITDA excludes non-cash charges for goodwill and other asset impairments, lower of cost or market charges and stock compensation as well as certain non-recurring charges. As such, the historical information is presented in accordance with the definition above. Concurrent with the amendment and restatement of the Term Note facility, the Company entered into an Asset-Backed Lending facility which has substantially the same definition of adjusted EBITDA except that the ABL facility caps certain non-recurring charges. The Company is disclosing adjusted EBITDA, which is a non-GAAP measure, because it is used by management and provided to investors to provide comparability of underlying operational results.

NCI BUILDING SYSTEMS, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

“ADJUSTED” LOSS PER DILUTED COMMON SHARE AND NET LOSS COMPARISON

(Unaudited)

	Fiscal Three Months Ended
	January 29, 2012	January 30, 2011
Loss per diluted common share, GAAP basis	$(0.54)	$(1.14)
Convertible preferred stock beneficial conversion feature	0.22	0.10
Gain on embedded derivative, net of taxes	(0.00)	(0.00)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	0.04
Pre-acquisition contingency adjustment, net of taxes	—	0.01

“Adjusted” loss per diluted common share (1)	$(0.32)	$(0.99)

	Fiscal Three Months Ended
	January 29, 2012	January 30, 2011
Net loss applicable to common shares, GAAP basis	$(10,039)	$(20,741)
Convertible preferred stock beneficial conversion feature	4,020	1,786
Gain on embedded derivative, net of taxes	(3)	(5)
Increase in actuarial determined general liability self-insurance reserve, net of taxes	—	790
Pre-acquisition contingency adjustment, net of taxes	—	181

“Adjusted” net loss applicable to common shares (1)	$(6,022)	$(17,989)

(1)	The Company discloses a tabular comparison of “Adjusted” loss per diluted common share and net loss, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. “Adjusted” loss per diluted common share and net loss should not be considered in isolation or as a substitute for loss per diluted common share and net loss as reported on the face of our consolidated statement of operations.

NCI Building Systems, Inc.

Reconciliation of Segment Sales to Third Party Segment Sales (Internal Information)

(Unaudited)

(In thousands)

	1st Qtr 2012		1st Qtr 2011		Inc/(Dec)	% Change
Metal Coil Coating
Total Sales	49,083	16%	42,274	18%	6,809	16%
Less: Intersegment sales	28,845		25,081		3,764	15%

Third Party Sales	20,238	8%	17,193	9%	3,045	18%

Operating Income (Loss)	5,302	26%	3,444	20%	1,858	54%

Metal Components
Total Sales	105,752	36%	90,305	39%	15,447	17%
Less: Intersegment sales	18,456		16,289		2,167	13%

Third Party Sales	87,296	36%	74,016	39%	13,280	18%

Operating Income (Loss)	5,541	6%	353	0%	5,188	1470%

Engineered Building Systems
Total Sales	140,298	48%	101,412	43%	38,886	38%
Less: Intersegment sales	4,229		2,535		1,694	67%

Third Party Sales	136,069	56%	98,877	52%	37,192	38%

Operating Income (Loss)	7,596	6%	(5,410)	-5%	13,006	240%

Consolidated
Total Sales	295,133	100%	233,991	100%	61,142	26%
Less: Intersegment sales	51,530		43,905		7,625	17%

Third Party Sales	243,603	100%	190,086	100%	53,517	28%

Operating Income (Loss)	4,285	2%	(14,136)	-7%	18,421	130%